Exhibit 99.1

Contact:

Brett S. Perryman

Laura O’Brien
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2008

Company Reports EPS of $0.89; Cash EPS of $1.43

BOSTON, July 23, 2008 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2008.

Cash Earnings Per Share (“Cash EPS”) for the second quarter of 2008 were $1.43, compared to $1.52 for the second quarter of 2007, while diluted earnings per share for the second quarter of 2008 were $0.89, compared to $1.04 for the same period of 2007.  Cash Net Income was $59.5 million for the second quarter of 2008, compared to $60.3 million for the second quarter of 2007.  Net Income for the second quarter of 2008 was $35.3 million, compared to $41.9 million for the second quarter of 2007.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2008, revenue was $309.0 million, compared to $331.5 million for the second quarter of 2007.  EBITDA for the second quarter of 2008 was $88.8 million, compared to $97.5 million for the same period of 2007.

For the six months ended June 30, 2008, Cash Net Income was $116.2 million, while EBITDA was $178.2 million. For the same period, Net Income was $68.1 million, on revenue of $644.0 million. For the six months ended June 30, 2007, Cash Net Income was $115.7 million, while EBITDA was $186.7 million. For the same period, Net Income was $78.5 million, on revenue of $641.3 million.

Pro forma for pending investments, the aggregate assets under management of AMG’s affiliated investment management firms at June 30, 2008 were approximately $254 billion.  Net client cash flows for the second quarter of 2008 were approximately $(2.1) billion, with flows in the institutional, mutual fund, and high net worth channels of $(1.8) billion, $(248) million, and $(81) million, respectively.

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“AMG reported stable earnings for the second quarter during a challenging period for the equity markets,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “The diversity of our products, particularly in the alternative and international areas, continues to be a strength of our business.  In the alternative investments area, our Affiliates generated strong results across a range of strategies, including quantitative products managed by First Quadrant and AQR, as well as credit alternatives portfolios managed by BlueMountain.  Among our international managers, AQR produced excellent performance in its flagship long-only fund, and emerging markets manager Genesis continues to outperform its peers and benchmarks for the year-to-date.  Finally, in the domestic growth equities area, Friess Associates had an outstanding quarter, and remains one of the industry’s most highly rated growth managers.”

“In addition to the performance of existing Affiliates, AMG generates incremental earnings growth through accretive investments in new Affiliates,” said Mr. Healey.  “Our announcement today of investments in two outstanding boutique firms, Harding Loevner and Gannett Welsh & Kotler, demonstrates our ability to execute on our new investments strategy and deliver strong earnings growth in a range of market conditions.”

Mr. Healey added, “International equities continue to be among the industry’s fastest growing segments, and we have significantly enhanced our exposure to this area through our investment in Harding Loevner, a leading boutique firm specializing in global growth equities.  The firm has grown at a compound annual rate of 34% since 2002, and currently manages approximately $6 billion in assets across a number of different investment strategies, including global, international and emerging markets equities.  With a superior long-term performance record across its product offerings, including its top-rated International Equity mutual fund, which ranks in the top one percent of its Morningstar category for the year-to-date, Harding Loevner is well-positioned to generate substantial growth going forward.”

Mr. Healey continued, “We also entered into an agreement with The Bank of New York Mellon to acquire the business of Gannett, Welsh & Kotler in partnership with the firm’s management.  GW&K is a highly regarded manager of municipal bond, taxable bond and equity investments, with more than $7 billion in assets on behalf of primarily high net worth and retail mutual fund investors.”

“Looking ahead, our pipeline of prospective new Affiliate investments continues to be very strong,” concluded Mr. Healey.  “Our proven track record of successful investments and established reputation as the partner of choice for growing boutique firms makes our competitive position stronger than ever.  With our substantial financial capacity to execute upon the opportunities before us, we are uniquely well-positioned to generate meaningful incremental growth in earnings through accretive investments in outstanding boutique asset management firms.”

About Affiliated Managers Group

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms. AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. For more information, please visit the Company’s Web site at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2007.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-866-250-3615 (domestic calls) or 1-303-275-2161 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1- 800-405-2236 (domestic calls) or 1-303-590-3000 (international calls) and enter the pass code, 11117092#. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/07	6/30/08

Revenue	$331,464	$308,964

Net Income	$41,887	$35,295

Cash Net Income (A)	$60,331	$59,515

EBITDA (B)	$97,528	$88,825

Average shares outstanding - diluted	45,230,844	46,871,454

Earnings per share - diluted	$1.04	$0.89

Average shares outstanding - adjusted diluted (C)	39,746,763	41,577,019

Cash earnings per share - diluted (C)	$1.52	$1.43

	December 31,	June 30,
	2007	2008

Cash and cash equivalents	$222,954	$193,237

Senior debt	$519,500	$573,000

Senior convertible securities	$378,083	$78,170

Mandatory convertible securities	$300,000	$—

Junior convertible trust preferred securities	$800,000	$800,000

Stockholders’ equity	$469,202	$1,170,120

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Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/07	6/30/08

Revenue	$641,301	$643,998

Net Income	$78,509	$68,073

Cash Net Income (A)	$115,700	$116,160

EBITDA (B)	$186,661	$178,240

Average shares outstanding - diluted	44,914,122	46,097,282

Earnings per share - diluted	$1.97	$1.79

Average shares outstanding - adjusted diluted (C)	39,235,642	40,153,957

Cash earnings per share - diluted (C)	$2.95	$2.89

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/07	6/30/08

Net Income	$41,887	$35,295
Convertible securities interest expense, net (D)	5,119	6,605
Net Income, as adjusted	$47,006	$41,900

Average shares outstanding - diluted	45,230,844	46,871,454

Earnings per share - diluted	$1.04	$0.89

	Six Months	Six Months
	Ended	Ended
	6/30/07	6/30/08

Net Income	$78,509	$68,073
Convertible securities interest expense, net (D)	10,192	14,431
Net Income, as adjusted	$88,701	$82,504

Average shares outstanding - diluted	44,914,122	46,097,282

Earnings per share - diluted	$1.97	$1.79

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	6/30/07	6/30/08

Average shares outstanding - diluted	45,230,844	46,871,454
Assumed issuance of COBRA shares	(7,529,465)	—
Assumed issuance of LYONS shares	(2,035,196)	(1,454,332)
Assumed issuance of Trust Preferred shares	(2,000,000)	(4,500,000)
Dilutive impact of COBRA shares	4,940,033	—
Dilutive impact of LYONS shares	1,140,547	659,897
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	39,746,763	41,577,019

	Six Months	Six Months
	Ended	Ended
	6/30/07	6/30/08

Average shares outstanding - diluted	44,914,122	46,097,282
Assumed issuance of COBRA shares	(7,401,708)	(1,398,081)
Assumed issuance of LYONS shares	(2,057,456)	(1,454,419)
Assumed issuance of Trust Preferred shares	(2,000,000)	(4,500,000)
Dilutive impact of COBRA shares	4,676,186	757,385
Dilutive impact of LYONS shares	1,104,498	651,790
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	39,235,642	40,153,957

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2008	$55,657	$159,480	$28,458	$243,595
Net client cash flows	(248)	(1,802)	(81)	(2,131)
Investment performance	(693)	1,000	45	352
Assets under management, June 30, 2008	$54,716	$158,678	$28,422	$241,816

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2007	$62,194	$180,426	$32,144	$274,764
Net client cash flows	(1,406)	(8,947)	(182)	(10,535)
Investment performance	(6,154)	(10,752)	(1,942)	(18,848)
Other (E)	82	(2,049)	(1,598)	(3,565)
Assets under management, June 30, 2008	$54,716	$158,678	$28,422	$241,816

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Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/07	of Total	6/30/08	of Total
Revenue
Mutual Fund	$139,687	42%	$125,980	41%
Institutional	150,979	46%	147,409	48%
High Net Worth	40,798	12%	35,575	11%
	$331,464	100%	$308,964	100%

EBITDA (B)
Mutual Fund	$37,433	39%	$30,256	34%
Institutional	47,142	48%	47,596	54%
High Net Worth	12,953	13%	10,973	12%
	$97,528	100%	$88,825	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/07	of Total	6/30/08	of Total
Revenue
Mutual Fund	$272,945	42%	$260,843	40%
Institutional	287,573	45%	307,488	48%
High Net Worth	80,783	13%	75,667	12%
	$641,301	100%	$643,998	100%

EBITDA (B)
Mutual Fund	$74,741	40%	$61,696	35%
Institutional	87,513	47%	95,481	53%
High Net Worth	24,407	13%	21,063	12%
	$186,661	100%	$178,240	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	6/30/07	6/30/08

Net Income	$41,887	$35,295
Intangible amortization	7,922	8,551
Intangible amortization - equity method investments (F)	2,328	4,949
Intangible-related deferred taxes	6,850	9,040
Affiliate depreciation	1,344	1,680
Cash Net Income (A)	$60,331	$59,515

Cash flow from operations	$118,220	$120,455
Interest expense, net of non-cash items	16,893	15,705
Current tax provision	16,045	12,461
Income from equity method investments, net of distributions (F)	1,042	1,821
Changes in assets and liabilities and other adjustments	(54,672)	(61,617)
EBITDA (B)	$97,528	$88,825
Holding company expenses	14,003	15,180
EBITDA Contribution	$111,531	$104,005

	Six Months	Six Months
	Ended	Ended
	6/30/07	6/30/08

Net Income	$78,509	$68,073
Intangible amortization	15,865	16,901
Intangible amortization - equity method investments (F)	4,634	9,899
Intangible-related deferred taxes	13,882	18,061
Affiliate depreciation	2,810	3,226
Cash Net Income (A)	$115,700	$116,160

Cash flow from operations	$70,880	$57,694
Interest expense, net of non-cash items	33,817	35,796
Current tax provision	29,057	25,827
Income from equity method investments, net of distributions (F)	(9,193)	(12,146)
Changes in assets and liabilities and other adjustments	62,100	71,069
EBITDA (B)	$186,661	$178,240
Holding company expenses	28,017	31,877
EBITDA Contribution	$214,678	$210,117

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008

Revenue	$331,464	$308,964	$641,301	$643,998

Operating expenses:
Compensation and related expenses	143,109	140,822	282,041	291,902
Selling, general and administrative	48,961	47,658	94,466	99,664
Amortization of intangible assets	7,922	8,551	15,865	16,901
Depreciation and other amortization	2,413	2,902	4,779	5,676
Other operating expenses	5,115	5,050	7,904	10,463
	207,520	204,983	405,055	424,606
Operating income	123,944	103,981	236,246	219,392

Non-operating (income) and expenses:
Investment and other (income) loss	(6,499)	(426)	(11,121)	1,513
Income from equity method investments	(8,913)	(13,414)	(16,885)	(27,402)
Investment (income) loss from Affiliate investments in partnerships (H)	(18,518)	(5,404)	(21,159)	8,930
Interest expense	18,378	16,398	36,765	37,711
	(15,552)	(2,846)	(12,400)	20,752

Income before minority interest and taxes	139,496	106,827	248,646	198,640
Minority interest (G)	(54,780)	(45,650)	(103,253)	(98,824)
Minority interest in Affiliate investments in partnerships (H)	(18,229)	(5,152)	(20,775)	8,237
Income before income taxes	66,487	56,025	124,618	108,053

Income taxes - current	16,045	12,461	29,057	25,827
Income taxes - intangible-related deferred	6,850	9,040	13,882	18,061
Income taxes - other deferred	1,705	(771)	3,170	(3,908)
Net Income	$41,887	$35,295	$78,509	$68,073

Average shares outstanding - basic	29,847,093	39,300,624	29,773,269	36,885,373
Average shares outstanding - diluted	45,230,844	46,871,454	44,914,122	46,097,282

Earnings per share - basic	$1.40	$0.90	$2.64	$1.85
Earnings per share - diluted	$1.04	$0.89	$1.97	$1.79

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$222,954	$193,237
Investment advisory fees receivable	237,636	179,366
Affiliate investments in partnerships (H)	134,657	133,688
Affiliate investments in marketable securities	21,237	24,363
Prepaid expenses and other current assets	33,273	25,472
Total current assets	649,757	556,126

Fixed assets, net	69,879	69,807
Equity investments in Affiliates	842,490	831,176
Acquired client relationships, net	496,602	499,141
Goodwill	1,230,387	1,270,419
Other assets	106,590	115,708
Total assets	$3,395,705	$3,342,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,400	$194,330
Payables to related party	69,952	5,921
Total current liabilities	316,352	200,251

Senior debt	519,500	573,000
Senior convertible securities	378,083	78,170
Mandatory convertible securities	300,000	—
Junior convertible trust preferred securities	800,000	800,000
Deferred income taxes	257,022	255,447
Other long-term liabilities	33,516	33,093
Total liabilities	2,604,473	1,939,961

Minority interest (G)	194,633	111,584
Minority interest in Affiliate investments in partnerships (H)	127,397	120,712

Stockholders’ equity:
Common stock	390	458
Additional paid-in capital	662,454	941,841
Accumulated other comprehensive income	64,737	62,289
Retained earnings	836,426	904,499
	1,564,007	1,909,087
Less treasury stock, at cost	(1,094,805)	(738,967)
Total stockholders’ equity	469,202	1,170,120
Total liabilities and stockholders’ equity	$3,395,705	$3,342,377

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Cash flow from operating activities:
Net Income	$41,887	$35,295	$78,509	$68,073
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	7,922	8,551	15,865	16,901
Amortization of issuance costs	778	595	1,534	1,368
Depreciation and other amortization	2,413	2,902	4,779	5,676
Deferred income tax provision	8,555	8,269	17,052	14,153
Accretion of interest	707	98	1,414	547
Income from equity method investments, net of amortization	(8,913)	(13,414)	(16,885)	(27,402)
Distributions received from equity method investments	10,199	16,542	30,712	49,447
Tax benefit from exercise of stock options	613	1,606	4,152	2,279
Stock option expense	1,918	3,617	4,562	7,400
Other adjustments	(570)	2,976	585	5,652
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(10,087)	30,874	13,378	58,924
(Increase) decrease in Affiliate investments in partnerships	8,831	(72)	11,004	(6,656)
(Increase) decrease in prepaids and other current assets	(198)	(2,135)	593	17,017
(Increase) decrease in other assets	4,210	7,357	(7,934)	9,111
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	48,633	30,861	(61,241)	(78,535)
Increase (decrease) in minority interest	1,322	(13,467)	(27,199)	(86,261)
Cash flow from operating activities	118,220	120,455	70,880	57,694

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(33,704)	(104,243)	(59,558)	(147,590)
Purchase of fixed assets	(4,074)	(2,592)	(8,161)	(5,141)
Purchase of investment securities	(258)	(9,001)	(12,758)	(23,444)
Sale of investment securities	1	9,451	4,630	15,002
Cash flow used in investing activities	(38,035)	(106,385)	(75,847)	(161,173)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	41,000	124,000	177,000	301,000
Repayments of senior bank debt	(80,000)	(126,500)	(153,000)	(247,500)
Settlement of convertible securities	—	—	—	(208,730)
Issuance of common stock	3,133	19,026	38,758	232,801
Repurchase of common stock	—	(14,252)	(109,003)	(24,754)
Issuance costs	(200)	(1,002)	(1,756)	(1,941)
Excess tax benefit from exercise of stock options	5,866	6,921	28,206	9,807
Settlement of derivative contracts	—	8,154	—	8,154
Note payments	(72)	946	(1,081)	1,826
Subscriptions (redemptions) of Minority interest - Affiliate investments in partnerships	(8,831)	4	(11,004)	3,656
Cash flow from (used in) financing activities	(39,104)	17,297	(31,880)	74,319

Effect of foreign exchange rate changes on cash and cash equivalents	644	(358)	927	(557)
Net increase (decrease) in cash and cash equivalents	41,725	31,009	(35,920)	(29,717)
Cash and cash equivalents at beginning of period	124,084	162,228	201,729	222,954
Cash and cash equivalents at end of period	$165,809	$193,237	$165,809	$193,237

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Affiliated Managers Group, Inc.

Notes

(A)          Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)           EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)           Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)          Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

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(E)           In the first quarter of 2008, the Company agreed to transfer its interests in certain Affiliates, and also reclassified approximately $100 million of assets under management from the High Net Worth distribution channel to each of the Mutual Fund and Institutional distribution channels, respectively.  The financial effect of these items is not material to the Company’s ongoing results.

(F)           The Company is required to use the equity method of accounting for certain of its investments (“equity method investments”).  Consistent with this method, the Company has not consolidated the operating results  (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(G)           Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(H)          EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the six months ended June 30, 2008, the total non-operating loss associated with those partnerships was $8.9 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $8.2 million; as of June 30, 2008, the total assets attributable to these investment partnerships was $133.7 million, while the portion owned by the outside owners was $120.7 million.